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                                                                     EXHIBIT 3.5

Microfilm Number   9062 589      Filed with the Department of State on
                --------------                                        ----------
Entry Number                             /s/ Christopher A. Lewis
            ------------------   -----------------------------------------------
                                         Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1915 (Rev 89)


       In compliance with the requirements of 15 Pa.C.S. (ss) 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:


1.         The name of the corporation is:     Better Materials Corporation
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2.         The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)        Swamp Road          Penns Park      PA         18943          Bucks
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           Number and Street   City            State       Zip           County

(b)        c/o:
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           Name of Commercial Registered Office Provider          County

           For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.         The statute by or under which it was incorporated is: Act of May 5,
                                                                ----------------
           1933 (P.L. 364, No. 106)
           ------------------------

4.         The original date of its incorporation is:        January 6, 1959
                                                     ---------------------------

5.         (Check, and if appropriate complete, one of the following):

            X  The amendment shall be effective upon filing these Articles of
           ---
               Amendment in the Department of State.

               The amendment shall be effective on:            at
           ---                                      ------------  --------------
                                                        Date           Hour

6.         (Check one of the following):

               The amendment was adopted by the shareholders pursuant to 15
           ---
               Pa.C.S. (ss) 1914(a) and (b).

            X  The amendment was adopted by the board of directors pursuant to
           ---
               15 Pa.C.S. (ss) 1914(c).

7.         (Check, and if appropriate complete, one of the following):

               The amendment adopted by the corporation, set forth in full, is
           ---
               as follows:





            X  The amendment adopted by the corporation is set forth in full in
           ---
               Exhibit A, attached hereto and made a part hereof.
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8.         (Check if the amendment restated the Articles):

            X  The restated Articles of Incorporation supersede the original
           ---
               Articles and all amendments thereto.


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this
 29 day of               November            , 1990
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                      BETTER MATERIALS CORPORATION
                      ----------------------------------------------------------
                                            (Name of Corporation)

                      BY:          /s/
                         -------------------------------------------------------
                                            (Signature)

                      TITLE: Chairman of the Board and Chief Executive Officer
                            ----------------------------------------------------




                                       2
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                                                                       Exhibit A
                                                                       ---------



                     RESOLVED, that the Articles of Incorporation of the corporation be and they are hereby restated as set forth in full below:


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          BETTER MATERIALS CORPORATION



           1. The name of the corporation is Better Materials Corporation.

           2. The address of this corporation's registered office in this Commonwealth is Swamp Road, Penns Park, Bucks County, Pennsylvania 18943.

           3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

           4. The aggregate number of shares which the corporation shall have authority to issue is 400,000 shares, consisting of 100,000 shares of Class A (Voting) Common Stock, par value $.10 per share, and 300,000 shares of Class B (Non-Voting) Common Stock, par value $.10 per share. All voting rights in the corporation shall be vested exclusively in the holders of the Class A (Voting) Common Stock and, except as otherwise required by law, no holder of Class B (Non-Voting) Common Stock shall have any right by reason thereof to notice of, or to vote at, any meeting of shareholders of the corporation called for the election of directors or for any other purpose, or to express consent or dissent in writing to any plan, proposal, act, transaction or other corporate action to be approved, effected or validated by the shareholders of the corporation.

           5. The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

           6. These Articles of Incorporation may be amended in the manner at the time prescribed by statute, and all rights conferred upon the shareholders herein are granted subject to this reservation.